EXHIBIT 10.32

AMENDMENT NO. 1 TO
CHANGE IN CONTROL AGREEMENT

     This AMENDMENT NO. 1 TO CHANGE IN CONTROL AGREEMENT (the “Amendment”) is entered into effective as of June 9, 2005 to the Change in Control Agreement (the “Agreement”) dated _________, by and between RF MICRO DEVICES, INC., a North Carolina corporation (the “Company”), and _________ (the “Executive”).

     WHEREAS, the Executive and the Company desire to enter into the Amendment in order to make certain technical changes to the definition of “Change in Control” in the Agreement;

     NOW, THEREFORE, in consideration of the mutual promises and agreements contained in this Amendment and the Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Executive and the Company hereby agree as follows:

     1. Paragraph 2(b) of the Agreement is amended and restated in its entirety to read as follows:

     (b) For the purposes of this Agreement, a “Change in Control” of the Company shall be deemed to have occurred on the first to occur of the following:

     (i) The date any entity or person shall have become the beneficial owner of, or shall have obtained voting control over, forty percent (40%) or more of the outstanding Common Stock of the Company;

     (ii) The date the shareholders of the Company approve a definitive agreement (A) to merge or consolidate the Company with or into another corporation or other business entity (for these purposes, each, a “corporation”), in which the holders of the Company’s Common Stock immediately prior to the merger or consolidation have voting control over less than sixty percent (60%) of the voting securities of the surviving corporation outstanding immediately after such merger or consolidation, or (B) to sell or otherwise dispose of all or substantially all the assets of the Company; or

     (iii) The date there shall have been a change in a majority of the Board of Directors of the Company within a 12-month period unless the nomination for election by the Company’s shareholders of each new director was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the 12-month period.

     2. Except as provided herein, all other terms and provisions of the Agreement shall remain unchanged and remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date and year first above written.

RF MICRO DEVICES, INC.

By:

Printed Name: ______________________
Title: _____________________________

ATTEST:

Secretary
[Corporate Seal]

EXECUTIVE

Printed Name: